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                      PRAECIS PHARMACEUTICALS INCORPORATED

                               6,250,000 Shares(1)
                                  Common Stock
                                ($.01 par value)

                             Underwriting Agreement


                                                              New York, New York
                                                                 February __2001

Salomon Smith Barney Inc.
Credit Suisse First Boston Corporation
CIBC World Markets Corp.
As Representatives of the several Underwriters, c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013
Ladies and Gentlemen:

       PRAECIS PHARMACEUTICALS INCORPORATED, a corporation organized under the laws of the State of Delaware (the "COMPANY"), proposes to sell to the several underwriters named in Schedule I hereto (the "UNDERWRITERS"), for whom you (the "REPRESENTATIVES") are acting as representatives, 5,500,000 shares of Common Stock, $.01 par value ("COMMON STOCK") of the Company, and the entity named in
Schedule II hereto (the "Selling Stockholder") proposes to sell to the several Underwriters 750,000 shares of Common Stock (said shares to be issued and sold by the Company and shares to be sold by the Selling Stockholder collectively being hereinafter called the "UNDERWRITTEN SECURITIES"). The Company also proposes to grant to the Underwriters an option to purchase up to 937,500 additional shares of Common Stock to cover over-allotments (the "OPTION SECURITIES"; the Option Securities, together with the Underwritten Securities, being hereinafter called the "SECURITIES"). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Certain terms used herein are defined in Section 17 hereof.

       1. REPRESENTATIONS AND WARRANTIES.


            (i) The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.


--------
   (1) Plus an option to purchase from the Company, up to 937,500 additional Securities to cover over-allotments.

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                 (a) The Company has prepared and filed with the Commission a registration statement (file number 333-54342) on Form S-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities. The Company has filed one or more amendments thereto, including a related preliminary prospectus where appropriate, each of which has previously been furnished to you. The Company will next file with the Commission either (1) prior to the Effective Date of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or (2) after the Effective Date of such registration statement, a final prospectus in accordance with Rules 430A and 424(b). In the case of clause
(2), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Prospectus. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

                 (b) On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "SETTLEMENT DATE"), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder. On the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. On the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding anything in this Agreement to the contrary, the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

                 (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus. The subsidiary of the Company identified in Exhibit 21 to Item 16(a) of the Registration Statement (the "Subsidiary") has been duly organized and is validly existing as a limited liability company in



                                       2

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good standing under the laws of the jurisdiction of its organization, with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus. Each of the Company and the Subsidiary is duly qualified to do business in and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiary taken as a whole, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                 (d) The Subsidiary is and as of the Closing Date will be the only subsidiary of the Company.

                 (e) The Company's authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities to be purchased by the Underwriters from the Company have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the Securities to be purchased by the Underwriters from the Selling Stockholder, when issued, were validly issued, fully paid and nonassessable; the Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the Nasdaq National Market; the certificates for the Securities are in valid and sufficient form in accordance with applicable laws; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

                 (f) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.

                 (g) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms.

                 (h) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

                 (i) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and the Exchange Act, and such as may be required (i) under the state securities or blue sky laws of any jurisdiction in


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connection with the purchase and distribution of the Securities by the
Underwriters in the manner contemplated herein and in the Prospectus, or (ii) in connection with the listing of the Securities on the Nasdaq National Market.

                 (j) Neither the issuance and sale of the Securities nor the consummation by the Company, of any other transactions herein contemplated nor the fulfillment by the Company of the terms hereof will conflict with, or result in a breach or violation or imposition of, any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiary pursuant to (i) the certificate of incorporation or by-laws of the Company, (ii) the certificate of formation or operating agreement of the Subsidiary, (iii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or the Subsidiary is a party or bound or to which its property, as applicable, is subject, or (iv) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or the Subsidiary of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or the Subsidiary or any of its properties, except, with respect to clauses (iii) and (iv) above, for such conflicts, breaches, violations and impositions which would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiary taken as a whole.

                 (k) Except as described in the Prospectus, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

                 (l) The historical financial statements and schedules of the Company and the Subsidiary included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company and the Subsidiary as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption "SELECTED FINANCIAL DATA" in the Prospectus and Registration Statement fairly present, on the basis stated in the Prospectus and the Registration Statement, the information included therein.

                 (m) Except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto), no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Subsidiary or either entity's property is pending or, to the best knowledge of the Company and the Subsidiary, threatened that (i) could reasonably be expected to have a material adverse effect on the performance by the Company of this Agreement or the consummation by the Company of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiary taken as a whole.


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                 (n) Except as set forth in or contemplated in the Prospectus
(exclusive of any supplement thereto), each of the Company and the Subsidiary owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

                 (o) Neither the Company nor the Subsidiary is in violation or default of (i) any provision of its certificate of incorporation, by-laws, certificate of formation or operating agreement, as applicable, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, the Subsidiary, or any of such entities' respective properties, as applicable, except, in the case of clauses
(ii) and (iii) above, for such violations or defaults which would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiary taken as a whole.

                 (p) Ernst & Young LLP, who have certified certain financial statements of the Company and delivered their report with respect to the audited financial statements and schedules included in the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations of the Commission thereunder.

                 (q) There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.

                 (r) Each of the Company and the Subsidiary has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiary taken as a whole, and each of the Company and the Subsidiary has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiary taken as a whole.

                 (s) No labor problem or dispute with the employees of the Company exists or, to the best knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers, that would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).


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                 (t) Each of the Company and the Subsidiary is insured by
insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses (and at the stage of such business) in which they are engaged. All policies of insurance and fidelity or surety bonds insuring the Company and the Subsidiary or any of its businesses, assets, employees, officers and directors are in full force and effect. Each of the Company and the Subsidiary is in compliance with the terms of such policies and instruments in all material respects. There are no claims by either the Company or the Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither the Company nor the Subsidiary has been refused any insurance coverage sought or applied for; and each of the Company and the Subsidiary has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiary taken as a whole, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                 (u) Except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto), each of the Company and the Subsidiary possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business. Each of the Company and the Subsidiary has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiary taken as a whole.

                 (v) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations;
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                 (w) The Company has not taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                 (x) Each of the Company and the Subsidiary is (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) has received and is in


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compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct business, and (iii) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiary taken as a whole, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto). Neither the Company nor the Subsidiary has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

                 (y) The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. The Company has not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

                 (z) The Company owns, possesses, licenses or has other rights to use, all patents, patent rights, inventions, know-how, technology, trade secrets (including other unpatentable proprietary or confidential information, systems or procedures), copyrights, trademarks, service marks, trade names, trade dress, logos, and all applications for any of the foregoing necessary for the conduct of the Company's business in all material respects as now conducted as described in the Prospectus (collectively, the "INTELLECTUAL PROPERTY"). Except as set forth in the Prospectus, (a) there are no third parties, other than parties to agreements whereby the Company licenses Intellectual Property, that have rights to any such Intellectual Property; (b) there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (f) there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the Prospectus as being owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intellectual Property; and (g) there is no prior art of which the Company is aware that may render any U.S. patent held by the Company invalid or


                                       7

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any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office; except, in each case, other than such rights, infringements, actions, suits proceedings or claims that, individually and in the aggregate, would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company.

                 (aa) The statements contained in (A) the "PROSPECTUS SUMMARY" section of the Prospectus under the caption "OUR CORPORATE COLLABORATORS," (B) the "RISK FACTORS" section of the Prospectus under the captions "IF OUR CLINICAL TRIALS ARE NOT SUCCESSFUL, OR IF WE ARE OTHERWISE UNABLE TO OBTAIN AND MAINTAIN THE REGULATORY APPROVAL REQUIRED TO MARKET AND SELL OUR PRODUCTS, WE WOULD INCUR INCREASING OPERATING LOSSES," "IF OUR CORPORATE COLLABORATORS REDUCE, DELAY OR TERMINATE THEIR FINANCIAL SUPPORT, WE MAY BE UNABLE TO SUCCESSFULLY DEVELOP, MARKET, DISTRIBUTE OR SELL OUR PRODUCTS," "IF WE ARE UNABLE TO OBTAIN AND ENFORCE VALID PATENTS, WE COULD LOSE ANY COMPETITIVE ADVANTAGE WE MAY HAVE," and "ANTI-TAKEOVER PROVISIONS IN OUR CHARTER AND BY-LAWS, OUR RIGHTS AGREEMENT AND UNDER DELAWARE LAW MAY MAKE AN ACQUISITION OF US MORE DIFFICULT, EVEN IF AN ACQUISITION WOULD BE BENEFICIAL TO OUR STOCKHOLDERS," (C) the "BUSINESS" section of the Prospectus under the captions "CORPORATE COLLABORATIONS," "TECHNOLOGY LICENSES," "MANUFACTURING," "PATENTS AND PROPRIETARY RIGHTS," and "GOVERNMENT REGULATION," (D) the "MANAGEMENT" section of the Prospectus under the caption "INCENTIVE PLANS," and (E) the "DESCRIPTION OF CAPITAL STOCK" and "SHARES ELIGIBLE FOR FUTURE SALE" sections of the Prospectus, insofar as such statements summarize legal or regulatory matters, agreements, documents, or proceedings discussed therein, are accurate and fair summaries of such legal or regulatory matters, agreements, documents or proceedings.

                 (bb) The Company (i) does not have any material lending or other relationship (other than the Company's existing investments account with Salomon Smith Barney Inc.) with any bank or lending institution, which to the best knowledge of the Company, is an affiliate of Salomon Smith Barney Holdings Inc. and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any person or entity, which to the best knowledge of the Company, is an affiliate of Salomon Smith Barney Holdings Inc.

       Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

            (ii) The Selling Stockholder represents and warrants to, and agrees with, each Underwriter that:

                 (a) The Selling Stockholder is the record and beneficial owner of the Securities to be sold by it hereunder, free and clear of all liens, encumbrances, equities and claims, and has duly endorsed such Securities, or a stock power accompanying such Securities, in blank, and, assuming that (1) the Underwriters purchase such Securities from the Selling


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Stockholder without notice of any adverse claim (within the meaning of
Section 8-105 of the New York Uniform Commercial Code ("UCC")), (2) the Underwriters make payment therefor as provided herein, (3) such Securities are delivered to the Representatives in accordance with the provisions of the Custody Agreement (as defined below), and (4) the Underwriters obtain control of the Securities (within the meaning of Section 8-106 of the UCC), the Underwriters will acquire all of the Selling Stockholder's rights and interest in such Securities free of any adverse claim (within the meaning of Section 8-105 of the UCC).

                 (b) The Selling Stockholder has not taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                 (c) Certificates in negotiable form for the Selling Stockholder's Securities have been placed in custody, for delivery pursuant to the terms of this Agreement, under an Irrevocable Power of Attorney and Custody Agreement for Sale of Shares of Common Stock, Par Value $.01 per Share of PRAECIS PHARMACEUTICALS INCORPORATED, which has been duly authorized, executed and delivered by the Selling Stockholder, in the form heretofore furnished to you (the "Custody Agreement") with American Stock Transfer & Trust Company, as Custodian (the "Custodian"); the Securities represented by the certificates so held in custody for the Selling Stockholder are subject to the interests hereunder of the Underwriters; the arrangements for custody and delivery of such certificates, made by the Selling Stockholder hereunder and under the Custody Agreement, are not subject to termination by any acts of the Selling Stockholder, or by operation of law or the occurrence of any other event; and if any act or any other such event shall occur before the delivery of such Securities hereunder, certificates for such Securities will be delivered by the Custodian in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such act or other event had not occurred, regardless of whether or not the Custodian shall have received notice of such act or other event.

                 (d) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained.

                 (e) Neither the sale of the Securities being sold by the Selling Stockholder hereunder nor the consummation of any other of the transactions herein contemplated by the Selling Stockholder or the fulfillment of the terms hereof by the Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the certificate of formation or operating agreement of the Selling Stockholder or the terms of any indenture or other material agreement or instrument to which the Selling Stockholder is a party or bound, or any judgment, order or decree applicable to the Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Selling Stockholder.


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                 (f) Solely in respect of any statements in or omissions from the Registration Statement or the Prospectus or any supplements thereto made in reliance upon and in conformity with information furnished in writing to the Company by the Selling Stockholder specifically for use in connection with the preparation thereof (the "Selling Stockholder Information"), the Selling Stockholder hereby makes the same representations and warranties concerning the Selling Stockholder Information to each Underwriter as the Company makes to each Underwriter under paragraph (i)(b) of this Section 1.

       Any certificate signed by any officer of the Selling Stockholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Selling Stockholder, as to matters covered thereby, to each Underwriter.

       2. PURCHASE AND SALE.

                 (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company and the Selling Stockholder agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholder, at a purchase price of $_____ per share, the amount of the Underwritten Securities set forth opposite such Underwriter's name in
Schedule I hereto.

                 (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase from the Company, severally and not jointly, up to 937,500 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The maximum number of Option Securities to be sold by the Company is 937,500. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

       3. DELIVERY AND PAYMENT. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on February __, 2001, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives, the Company and the Selling Stockholder or as provided in Section 9 hereof (such date and time of delivery


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and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Securities being sold by the Company and the Selling Stockholder to or upon the order of the Company and the Selling Stockholder, as applicable, by wire transfer payable in same-day funds to the respective accounts specified by the Company and the Selling Stockholder. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

       The Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from the Selling Stockholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

       If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

       4. OFFERING BY UNDERWRITERS. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

       5. AGREEMENTS.

            (i) The Company agrees with the several Underwriters that:

                 (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective as soon as practicable following the Execution Time and not later than the time set forth in Section 6(a) below. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of

Rule 424(b) within the time period prescribed and will provide evidence reasonably satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective,
(2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

                 (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company shall promptly (1) notify the Representatives of any such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (i)(a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance, and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

                 (c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and the Subsidiary which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                 (d) The Company will furnish to the Representatives and counsel for the Underwriters one signed copy of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request.

                 (e) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business, or subject itself to taxation in respect thereof, in any jurisdiction where it is not now so qualified or taxed, or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

                 (f) Except as expressly contemplated hereby, the Company will not, without the prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock, or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Underwriting Agreement; PROVIDED, HOWEVER, that the Company may (i) grant options to purchase common stock and issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time, and (ii) issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

                 (g) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                 (h) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the Nasdaq National Market; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of one counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (x) the costs and expenses incident to the performance by the Selling Stockholder of its obligations hereunder (including counsel fees and expenses), exclusive of underwriting discounts and commissions and transfer taxes, up to a maximum amount of $20,000 for all such costs and expenses, provided that such costs and expenses shall not be payable by the Company and, in such case, shall be the responsibility of and shall be paid by the Selling Stockholder, if the Securities to be sold by the Selling Stockholder to the Underwriters hereunder are not sold (other than by reason of failure by the Company or the Underwriters to perform their obligations hereunder or the non-satisfaction of a condition contemplated herein to be satisfied by or on behalf of the Company); and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

            (ii) The Selling Stockholder agrees with the several Underwriters that:

                 (a) Except as expressly contemplated hereby, the Selling Stockholder will not, without the prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Selling Stockholder), directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for shares of Common Stock, or publicly announce an intention to effect any such transaction, for a period of 60 days after the date of this Agreement, other than shares of Common Stock disposed of either (i) as bona fide gifts or (ii) as a distribution to the Selling Stockholder's partners, members or shareholders of such entities, provided that the donee(s) or such partners, members or shareholders agree in writing prior to such disposition to be bound by the restrictions set forth in this Section 5(ii).

                 (b) The Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                 (c) The Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of (i) any change in information in the Registration Statement or the Prospectus relating to the Selling Stockholder Information or
(ii) any new material information relating to the Company or relating to any matter stated in the Prospectus which comes to the attention of the Selling Stockholder.

                 (d) The Selling Stockholder agrees to pay the costs and expenses relating to the following matters: (i) underwriting discounts and commissions and transfer taxes, if any, with respect to the Securities sold by the Selling Stockholder to the Underwriters, and (ii) subject to the proviso of clause (x) of Section 5(i)(h) hereof, all costs and expenses incident to the performance by the Selling Stockholder of the performance of its obligations hereunder in excess of the $20,000 maximum amount to be paid by the Company for such costs and expenses pursuant to clause (x) of Section 5(i)(h) hereof.

            (iii) Each of the Company and the Selling Stockholder agree with the several Underwriters that said Underwriters are third party beneficiaries to Custody Agreement.

       6. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholder contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Stockholder made in any certificates pursuant to the provisions hereof, and to the performance by the Company and the Selling Stockholder of their respective obligations hereunder (the Company and the Selling Stockholder agreeing with one another to perform such respective obligations and to use all reasonable efforts to satisfy all conditions to the obligations of the Underwriters to purchase the Underwritten Securities contemplated herein to be satisfied by the Company and the Selling Stockholder, as applicable). The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall also be subject to the following additional conditions:

                 (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                 (b) The Company shall have requested and caused Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, substantially in the form of EXHIBIT A attached hereto. In rendering the opinion contained in EXHIBIT A, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

                 (c) The Company shall have requested and caused Lahive and Cockfield, LLP, special patent counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that the statements contained in (A) the "RISK FACTORS" section of the Prospectus under the caption "IF WE ARE UNABLE TO OBTAIN AND ENFORCE VALID PATENTS, WE COULD LOSE ANY COMPETITIVE ADVANTAGE WE MAY HAVE," and (B) the "BUSINESS" section of the Prospectus under the captions "TECHNOLOGY LICENSES," "PATENTS AND PROPRIETARY RIGHTS," and "LEGAL PROCEEDINGS," in each case, insofar as such statements constitute matters of law or legal conclusions or summarize legal or regulatory matters or proceedings, have been reviewed by them and are accurate and fair descriptions of such matters of law or legal conclusions or summaries of such legal or regulatory matters or proceedings.

       In rendering such opinion such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the Commonwealth of Massachusetts or the federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

                 (d) The Company shall have requested and caused Hyman, Phelps & McNamara, P.C., special regulatory counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that the statements contained in (A) the "RISK FACTORS" section of the Prospectus under the caption "IF OUR CLINICAL TRIALS ARE NOT SUCCESSFUL, OR IF WE ARE OTHERWISE UNABLE TO OBTAIN AND MAINTAIN REGULATORY APPROVAL REQUIRED TO MARKET AND SELL OUR PRODUCTS, WE WOULD INCUR INCREASING OPERATING LOSSES" AND (B) the "BUSINESS" section of the Prospectus under the caption "GOVERNMENT REGULATION," insofar as such statements constitute matters of law or legal conclusions or summarize legal or regulatory matters or proceedings, have been reviewed by them and are accurate and fair descriptions of such matters of law or legal conclusions or summaries of such legal or regulatory matters or proceedings.

                 (e) The Selling Stockholder shall have requested and caused O'Sullivan Graev & Karabell, LLP, special counsel for the Selling Stockholder, to have furnished to the Representatives their opinion dated the Closing Date and addressed to the Representatives, substantially to the effect that:

                      (i) this Agreement has been duly authorized, executed and delivered by the Selling Stockholder pursuant to such Selling Stockholder's power of attorney and the Selling Stockholder has the requisite power and authority to sell, transfer and deliver in the manner provided in this Agreement the Securities being sold by the Selling Stockholder hereunder;

                      (ii) assuming that (1) the Underwriters purchase such Securities from the Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), (2) the Underwriters make payment therefor as provided herein, (3) such

Securities are delivered to the Representatives in accordance with the provisions of the Custody Agreement, and (4) the Underwriters obtain control of the Securities (within the meaning of Section 8-106 of the UCC), the Underwriters will acquire all of the Selling Stockholder's rights and interest in such Securities free of any adverse claim (within the meaning of Section 8-105 of the UCC);

                      (iii) no consent, approval, authorization or order of any federal or New York court or governmental agency or body is required for the consummation by the Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the securities or blue sky laws of any jurisdiction and the rules of the National Association of Securities Dealers Inc. in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained; and

                      (iv) neither the sale of the Securities being sold by the Selling Stockholder nor the consummation of any other of the transactions herein contemplated by the Selling Stockholder or the fulfillment of the terms hereof by the Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any Applicable Law or the certificate of formation or operating agreement of the Selling Stockholder or any judgment, order or decree known to such counsel to be applicable to the Selling Stockholder or of any New York or federal court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Selling Stockholder.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York or the federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Selling Stockholder and public officials.

                 (f) The Representatives shall have received from Goodwin Procter LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and the Selling Stockholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                 (g) The Company shall have furnished to the Representatives a certificate of the Company, signed by (i) the Chief Executive Officer and President of the Company and (ii) the Chief Financial Officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus, and this Agreement and that:

                      (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                      (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                      (iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                 (h) The Selling Stockholder shall have furnished to the Representatives a certificate of the Selling Stockholder, signed by an authorized representative of the Selling Stockholder, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus, this Agreement and the Irrevocable Power of Attorney and Custody Agreement and that the representations and warranties of the Selling Stockholder in this Agreement and the Irrevocable Power of Attorney and Custody Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date.

                 (i) The Company shall have requested and caused Ernst & Young LLP to have furnished to the Representatives letters, at the Execution Time and at the Closing Date, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the unaudited interim financial information of the Company for the nine-month period ended September 30, 1999 and September 30, 2000, and as of September 30, 2000, in accordance with Statement on Auditing Standards No. 71, and stating in effect that:

                      (i) in their opinion the audited financial statements and financial statement schedules included in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission;

                      (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; their limited review, in accordance with standards established under Statement on Auditing Standards No. 71, of the unaudited interim financial information for the nine-month period ended September 30, 1999 and September 30, 2000, and as of September 30, 2000; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and audit and compensation committees of the Company and meetings of the Member of the Subsidiary; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and the Subsidiary as to transactions and events subsequent to December 31, 1999, nothing came to their attention which caused them to believe that:

                           (1) [Intentionally left blank]

                           (2) with respect to the period subsequent to September 30, 2000, there were any changes, at a specified date not more than five days prior to the date of the letter, in the capital stock of the Company or decreases in the stockholders' equity of the Company as compared with the amounts shown on the September 30, 2000 balance sheet included in the Registration Statement and the Prospectus; or for the period from October 1, 2000 to such specified date there were any decreases, as compared with the period from October 1, 1999 to February 9, 2000 in income before income taxes or in total or per share amounts of net income of the Company, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

                           (3) the information included in the Registration Statement and Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data), is not in conformity with the applicable disclosure requirements of Regulation S-K; and

                      (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and the Subsidiary) set forth in the Registration Statement and the Prospectus, including the information set forth under the captions "SELECTED FINANCIAL DATA" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" in the Prospectus, agrees with the accounting records of the Company and the Subsidiary, excluding any questions of legal interpretation.

References to the Prospectus in this paragraph (i) include any supplement thereto at the date of the letter.

                 (j) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified pursuant to paragraph (i)(ii)(1) in the letter or letters referred to in paragraph (i) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiary taken as a whole, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause
(i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

                 (k) On or prior to the Closing Date, the Company and the Selling Stockholder shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

       Except as otherwise expressly provided in this Section 6, if any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

       The documents required to be delivered by this Section 6 shall be delivered at the office of Goodwin Procter LLP, counsel for the Underwriters, at Exchange Place, Boston, Massachusetts 02109 (or the Boston, Massachusetts, office of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Company), on the Closing Date.

       7. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or the Selling Stockholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Salomon Smith Barney Inc. on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them solely in connection with the proposed purchase and sale of Securities. If the Company is required to make any payments to the Underwriters under this Section 7 because of the Selling Stockholder's refusal, inability or failure to satisfy any condition to the obligations of the Underwriters set forth in Section 6, the Selling Stockholder shall reimburse the Company on demand for all amounts so paid.

       8. INDEMNIFICATION AND CONTRIBUTION.


                 (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the case of the

Preliminary Prospectus or the Prospectus, in light of the circumstances in which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein; PROVIDED FURTHER, that with respect to any untrue statement or omission of material fact made in any Preliminary Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the Securities concerned, to the extent that any such loss, claim, damage or liability of such Underwriter occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (w) the Company had previously furnished copies of the Prospectus to the Representatives, (x) delivery of the Prospectus was required by the Act to be made to such person, (y) the untrue statement or omission of a material fact contained in the Preliminary Prospectus was corrected in the Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Prospectus. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                 (b) The Selling Stockholder agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls the Company or any Underwriter within the meaning of either the Act or the Exchange Act (i) to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information furnished to the Company by or on behalf of the Selling Stockholder specifically for inclusion in the documents referred to in the foregoing indemnity and (ii) against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach by the Selling Stockholder of any representation, warranty, covenant or agreement contained in the Custody Agreement (other than, in the case of the Company, its directors, officers and controlling persons, any such loss, claim, damage or liability resulting from the negligence or willful misconduct of any Attorney-in-Fact under the Custody Agreement). This indemnity agreement will be in addition to any liability which the Selling Stockholder may otherwise have.

                 (c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each person who controls the Company within the meaning of either the Act or the Exchange Act, and the Selling Stockholder, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such

Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and the Selling Stockholder acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities, and, under the heading "UNDERWRITING," (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances, (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids, and (iv) the paragraph relating to electronic distributions of the Common Stock in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

                 (d) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); PROVIDED, HOWEVER, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                 (e) In the event that the indemnity provided in paragraph (a),
(b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Stockholder and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively "LOSSES") to which the Company, the Selling Stockholder and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, by the Selling Stockholder, and by the Underwriters from the offering of the Securities; PROVIDED, HOWEVER, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholder and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, of the Selling Stockholder and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and by the Selling Stockholder shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by each of them, as applicable, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, the Selling Stockholders or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

       9. DEFAULT BY AN UNDERWRITER. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Stockholder or the Company. In the event of a default by any Underwriter as set forth in this
Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

       10. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time
(i) trading in the Company's Common Stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on such exchange or the Nasdaq National Market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

       11. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of the Selling Stockholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Selling Stockholder or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

       12. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Salomon Smith Barney Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to Salomon Smith Barney Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to PRAECIS PHARMACEUTICALS INCORPORATED, One Hampshire Street, Cambridge, Massachusetts 02139-1572, (fax no.: (617) 494-8414), attention of the Legal Department and confirmed to

Skadden, Arps, Slate, Meagher & Flom LLP, One Beacon Street, Boston, Massachusetts 02108-3194 (fax no.: (617) 573-4822), Attention: Kent A. Coit, Esq.; or if sent to the Selling Stockholder, will be mailed, delivered or telefaxed and confirmed to it at the address set forth in Schedule II hereto.

       13. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in
Section 8 hereof, and no other person will have any right or obligation hereunder.

       14. APPLICABLE LAW.. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

       15. COUNTERPARTS. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

       16. HEADINGS. The section headings used herein are for convenience only and shall not affect the construction hereof.

       17. DEFINITIONS. The terms which follow, when used in this Agreement, shall have the meanings indicated.

       "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

       "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York, New York, or Boston, Massachusetts.

       "Commission" shall mean the Securities and Exchange Commission.

       "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

       "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

       "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

       "Preliminary Prospectus" shall mean any preliminary prospectus referred to in paragraph 1(i)(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

       "Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.

       "Registration Statement" shall mean the registration statement referred to in paragraph 1(i)(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

       "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

       "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

       "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

       If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholder and the several Underwriters.

                                       Very truly yours,


                                       PRAECIS PHARMACEUTICALS INCORPORATED


                                       By:
                                          --------------------------------------
                                          Name:  Malcolm L. Gefter
                                          Title: Chief Executive Officer and
                                                 President


                                       J.P. MORGAN PARTNERS (SBIC), LLC


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Salomon Smith Barney Inc.
Credit Suisse First Boston Corporation
CIBC World Markets Corp.


By: Salomon Smith Barney Inc.


By:
   -----------------------------------------
   Name:
   Title:

For themselves and the other
several Underwriters named in
Schedule I to the foregoing
Agreement.

                                   SCHEDULE I


                                                     NUMBER OF UNDERWRITTEN
UNDERWRITERS                                         SECURITIES TO BE PURCHASED
------------                                         --------------------------

Salomon Smith Barney Inc.

Credit Suisse First Boston Corporation

CIBC WORLD MARKETS CORP.


ABN AMRO Incorporated

Dain Raushcer Wessels

First Union Securities, Inc.

SG Cowen Securities Corporation

UBS Warburg LLC

U.S. Bancorp Piper Jaffray Inc.


Adams, Harkness & Hill, Inc.

M.R. Beal & Company

Gerard Klauer Mattison & Co., LLC

Parker/Hunter Incorporated

Tucker Anthony Incorporated

TOTAL (14)

                                   SCHEDULE II



--------------------------------------------------------------------------------
                                                       NUMBER OF UNDERWRITTEN
SELLING STOCKHOLDER                                    SECURITIES TO BE SOLD
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
J.P. Morgan Partners (SBIC), LLC
c/o J.P. Morgan Partners, LLC
1221 Avenue of the Americas
Attention: Official Notices Clerk
New York, NY 10020
Fax: (212) 899-3401
Tel: (212) 899-3400
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                       EXHIBIT A


                               Form of Opinion of
                    Skadden, Arps, Slate, Meagher & Flom LLP


       1. The Company has been duly incorporated and is existing and in good standing under the laws of the State of Delaware. The Company has the status as of the respective dates in the respective jurisdictions set forth on Schedule I hereto.

       2. The Company has the corporate power and corporate authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

       3. The authorized capital stock of the Company is as set forth in the Prospectus and conforms in all material respects to the description thereof contained in the Prospectus under the caption "Description of Capital Stock."

       4. The Secondary Shares have been duly authorized and validly issued and are fully paid and nonassessable, and were not issued in violation of any preemptive rights arising under the General Corporation Law of the State of Delaware (the "DGCL") or under any Applicable Contract. In rendering the opinion set forth in this paragraph 4, we have relied solely on the Officer's Certificate as to the receipt by the Company of the consideration referred to therein in respect of the issuance of the shares of Convertible Preferred Stock of the Company which were converted into the Secondary Shares in connection with the Company's initial public offering.

       5. Except as described or referred to in the Prospectus or the Registration Statement, no options, warrants or other similar rights to purchase, agreements or other obligations to issue, or rights to convert any obligation into or exchange any securities for, shares of capital stock of the Company, in each case pursuant to any Applicable Contract, are outstanding.

       6. The Primary Shares to be issued and sold by the Company pursuant to the Underwriting Agreement have been duly authorized by the Company, and, when issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable. The issuance of the Primary Shares is not subject to any preemptive or other similar rights to subscribe to purchase any such Primary Shares arising under the Certificate of Incorporation, the By-Laws, the DGCL or under any Applicable Contract.

       7. The Specimen Certificates comply with all applicable statutory requirements under the DGCL.

       8. The Company has the corporate power and corporate authority to enter into the Underwriting Agreement and to perform its obligations thereunder and to consummate the transactions contemplated thereby, including the issuance, sale and delivery of the Primary Shares to be issued, delivered and sold by it to the Underwriters.

       9. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

       10. No Governmental Approval is legally required to be obtained or made by the Company for the Company to execute and deliver the Underwriting Agreement, or for the issuance or sale to the Underwriters of the Primary Shares as provided in the Underwriting Agreement, except such as have been obtained or made.

       11. The execution and delivery by the Company of the Underwriting Agreement, and the performance by the Company of its obligations thereunder, including the issuance and sale to the Underwriters of the Primary Shares as provided therein, does not breach or violate, or impose any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the Restated Certificate of Incorporation or By-Laws, (ii) the terms of any Applicable Contract (except that we do not express any opinion as to any covenant, restriction or provision of any such agreement or instrument with respect to financial covenants, ratios or tests or any aspect of the financial condition or results of operations of the Company) or (iii) any Applicable Law or any Applicable Order.

       12. The Registration Statement, as of its effective date, and the Prospectus, as of its date, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act and the Rules and Regulations, except that, in each case, we express no opinion as to the financial statements, schedules and other financial and statistical data included or excluded therefrom or the exhibits to the Registration Statement, and we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except to the extent specifically stated in paragraphs 14 and 15 below.

       13. To our knowledge, there are no contracts or documents of a character required to be filed as exhibits to the Registration Statement which are not filed as required.

       14. The descriptions in the Prospectus of certain provisions of the DGCL, Certificate of Incorporation and By-Laws set forth under the caption "Description of Capital Stock," to the extent that such descriptions purport to summarize such provisions (or portions thereof) referred to therein, fairly summarize such provisions (or portions thereof) in all material respects.

       15. The descriptions in the Prospectus of certain provisions of Rules 144 and 701 under the Act set forth under the caption "Shares Eligible for Future Sale," to the extent that such descriptions purport to summarize such provisions (or portions thereof) referred to therein, fairly summarize such provisions (or portions thereof) in all material respects.

       16. To our knowledge, there are no legal or governmental proceedings pending against the Company of a nature required to be described in the Registration Statement or the Prospectus that are not described as required.

       17. The Company is not required to be registered as an "investment company" as such term is defined under the Investment Company Act of 1940, as amended.

       18. To our knowledge, no holders of securities of the Company have rights under any Applicable Contract to have shares of Common Stock or other securities of the Company registered pursuant to the Registration Statement, except for registration rights set forth in the Stock and Warrant Purchase Agreement which have been waived pursuant to the Waiver and Amendment.

       We have been orally advised by the Commission that the Registration Statement was declared effective under the Act at [ ], Washington, D.C. time, on February [ ], 2001. We have been orally advised by the Commission that no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of our knowledge, no proceedings for that purpose have been instituted or are pending or threatened by the Commission. The Prospectus was filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations within the time period required by Rule 424(b).

       In addition, we have participated in conferences with officers and other representatives of the Company, representatives of the Selling Stockholder, representatives of the independent public accountants of the Company, counsel for the Selling Stockholder, your counsel and you, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and have made no independent check or verification thereof (except, to the extent covered by our opinions in paragraphs 3 and 14, for those statements made under the caption "Description of Capital Stock" in the Prospectus, insofar as they relate to provisions (or portions thereof) of the DGCL, the Restated Certificate of Incorporation or By-Laws described therein and, except to the extent covered by our opinion in paragraph 15, for those statements made under the caption "Shares Eligible for Future Sale" in the Prospectus, insofar as they relate to certain provisions (or portions thereof) of Rules 144 and 701 under the Act), on the basis of the foregoing, no facts have come to our attention that have led us to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date, contained an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that, in each case, we express no opinion or belief with respect to the financial statements, including any related notes or schedules or other financial, statistical, or numerical data included therein or excluded therefrom or the exhibits to the Registration Statement.